EXHIBIT 10.22(b)
FIRST AMENDMENT
TO THE
EMPLOYMENT AGREEMENT OF DENNIS J. LETHAM
     WHEREAS, Anixter Inc. (the “Company”) and Dennis J. Letham (“Executive”) have entered into an employment agreement effective January 1, 2006 (the “Employment Agreement”) which govern the terms and conditions of Executive’s continued employment by Company, and
     WHEREAS, the Company and the Executive now desire to amend the Employment Agreement to comply with the final Treasury Regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
     NOW, THEREFORE, in accordance with Section 21 of the Employment Agreement, and pursuant to the power delegated to the undersigned, the Employment Agreement is hereby amended effective December 23, 2008 as noted below.
1.	Section 1 “Definitions” is amended by deleting paragraph (w) “Good Reason” in its entirety and replacing it with the following:
          (w) “Good Reason” means any of the following conditions (not consented to in advance by Executive in writing or ratified subsequently by Executive in writing), but only if the Board receives notice of the condition from Executive within ninety (90) days of its initial existence and such condition remain(s) in effect thirty (30) days after written notice to the Board from Executive of his intention to terminate his Employment for Good Reason which specifically identifies such condition:
               (i) Any material breach by Company of this Agreement with respect to its obligation to pay compensation, or provide benefits, to Executive;
               (ii) Any material, adverse change in Executive’s authority, as measured against Executive’s authority immediately prior to such change;
               (iii) Assigning Executive duties which constitute a material adverse change from, and are inconsistent with, the duties of the Chief Financial Officer of Company as historically defined, or requiring Executive to report other than to the Board; or
               (iv) Any relocation of Company’s principal business office to a location that is more than 100 miles from Company’s current principal business office during the Protected Period following a Change in Control.

2.	Section 11 “Post-Termination Cooperation” is amended by adding the following sentence to the end thereof:
Both Executive and Company reasonably anticipate that any such assistance provided in accordance with this Section shall not exceed twenty percent (20%) of the average level of services Executive performed during the thirty-six (36) month period immediately preceding Executive’s Termination.
     IN WITNESS WHEREOF, the Board has caused this amendment to be executed on its behalf by a duly authorized officer of the Company this 23rd day of December, 2008.

ANIXTER INC.

By:	/s/ Robert Eck

Name:	Robert Eck
Title:	President & CEO

Dennis J. Letham

/s/ Dennis J. Letham

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